Exhibit 99.14(a)

[SUTHERLAND ASBILL & BRENNAN LLP]

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

E-mail: thomas.bisset@sutherland.com

May 27, 2016

VIA EDGAR

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, Alabama 35223

Re:          Protective Strategic Objectives Variable Universal Life

Post-Effective Amendment No. 2

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 2 to the Registration Statement on Form N-6 (File No. 333-206951) by Protective Life Insurance Company and Protective Variable Life Separate Account with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Thomas E. Bisset
Thomas E. Bisset